CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated April 10, 2000, and to all references to our firm included in this registration statement on Form S-2 (Amendment No. 2).


/s/ Arthur Andersen LLP

Arthur Andersen LLP

Salt Lake City, Utah
May 26, 2000